LANS HOLDINGS, INC.

Penthouse Menara Antara

No 11 Jalan Bukit Ceylon

Kuala Lumpur, Malaysia

November 17, 2014

DELIVERED

PayFlex Systems

(Insert Address)

Trevor Allen
(Insert Address)

Dear Sirs:

This letter of intent is to confirm our agreement in principle to proceed to negotiate in good faith a definitive licensing agreement (the “Licensing Agreement”) between Lans Holdings Inc., (“Lans”, a publicly traded corporation being referred to herein as the “Licensee”), PayFlex Systems, (“PayFlex”), and Trevor Allen (“Trevor”) (and, together, PayFlex, and Trevor are referred to herein as the “Licensor”) for the Exclusive Worldwide Rights by the Licensor to the Licensee of all of the codes, patent and intellectual rights of the Licensor used in the business of PayFlex which is a payment processor.(the “Worldwide License”) The Worldwide License is three fold:

1)	The PayFlex is developing its unique platform to allow the seller of products online to enter a few pieces of information to allow them to generate a unique piece of code that will make a buy button to be placed on a seller’s website. The buy button will automatically process payments and keep track of the inventory of the seller’s products.
2)	PayFlex, also has a group buying platform. It is not competing with coupon sites that showcase retail services. Instead the focus is on selling imported/exported goods in large quantities. The business is to connect companies and people who want to buy in bulk. Costco-like Groupon , or Alibaba-like Groupon.
3)	PayFlex makes it simple to process payment for your goods and services. Traditionally, sellers have to be a licensed company, set up merchant accounts and are required have to code. PayFlex will advertise your product and showcase it. You can advertise it on your own site too. We will handle the payment and pay you your cut. (collectively the “Business”),

On the terms and conditions to be set out herein and in the Licensing Agreement, with the licensing rights contemplated by the Licensing Agreement to be completed on or before December 1, 2014, or such other date agreed to by the parties (the “Closing Date”, with the completion of the transactions contemplated on the Closing Date being referred to herein as the “Closing”).

1.	DESCRIPTION OF LICENCE
1.1.	Licence to be Acquired. The licence to be acquired are all of those licenses used in the Business including, without limitation, the following:
1.1.1.	all agreements, contracts, permits and licences issued or entered into relating to the Business including, without limitation, the contracts, permits and licences hereto (collectively, the “Contracts and Permits”), and the principal right to carry on the Business Worldwide without restriction; and
1.1.2.	all goodwill and all intellectual property of the Business and relating to the patents, codes, coding, including, without limitation, all customer and supplier lists, marketing materials, tradenames, trademarks, domain names, telephone numbers, patents, processes, plans, designs, prototypes and other intellectual property relating to the Business including, without limitation, the tradenames and the patents hereto, (the “Goodwill and Intellectual Property”);

(collectively, all such rights and assets are referred to herein as the “Worldwide Licences”).

2.	LICENCE PRICE AND CAPITAL COMMITMENTS
2.1.	Subject to the adjustments set out in paragraph 3, the licence price for the Licences shall be (US) $150,000 within 90 days after Closing (the “Licence Price”), and shall be allocated as set out in Appendix A hereto. The Licensee shall be responsible for and shall pay any taxes payable upon a transfer of the Licences.
2.2.	The Licensor will advise the Licensee that additional funding is needed to develop the Business as follows:
2.2.1.	(US)$ 200,000 within 90 days after Closing;
3.	PAYMENT AND ADJUSTMENT
3.1.	Subject to the adjustments contemplated by this paragraph 3, the Licence Price shall be payable by the Licensee to the Licensor, or a maximum of seven nominees of Trevor Allen, as follows:
3.1.1.	By Issuing Shares in the Capital of the Licensee as follows:
3.1.1.1.	55% of the total issued and outstanding shares of the Licensee shall be allotted and issued to the Licensor or its nominies as set out above at the Closing; and
3.1.1.2.	the number of shares required to bring the Licensor’s total percentage of ownership of shares in the capital of the Licensee up to 70% shall be allotted and issued to the Licensor or its nominies as set out above and on; (i) the anniversary of the Licensing Agreement in which the Licensee’s audited filed financial statement for gross annual revenues attributable to the Business exceed (US) $5,000,000.;

provided that at no time shall the aggregate of such shares issued by the Licensee to the Licensor or its nominees be greater than 70% of the total issued and outstanding shares of the Licensee. The Licensor acknowledges that the issuance and transfer of any such shares issued in payment of the License Price will be restricted and regulated in accordance with, and is subject to, all applicable laws including, without limitation, the laws of the United States; and

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3.1.2.	By Cash as follows:
3.1.2.1.	(US)$150,000 for the Worldwide License rights within 90 days after Closing;
3.1.2.2.	(US)$200,000 for working capital of the Company to be paid within 90 days after Closing;

all of which amounts shall be payable without interest and may be paid by the Licensee without notice, bonus or penalty.

3.2.	The Licensee shall be entitled to set-off from payments of the Licence Price any costs or expenses borne, directly or indirectly, by it as a result of any breach or non-fulfilment of any of the covenants, representations or warranties of the Licensor contained herein or in the Licensing Agreement and/or to demand return, without payment, of all such shares issued to the Licensor having a market value equal to the value of any losses suffered or incurred by the Licensee as a result of such breach or non-fulfilment by the Licensor.
3.3.	The Licensor shall be entitled to any costs or expenses borne, directly or indirectly, by it as a result of any breach or non-fulfilment of any of the covenants, representations or warranties of the Licensee contained herein or in the Licensing Agreement, with any settlement to be paid with shares or cash at the option of the Licensee.
4.	REPRESENTATIONS AND WARRANTIES
4.1.	The Licensing Agreement contemplated hereby shall contain representations and warranties of the Licensor as are customary in transactions of this nature and as are satisfactory to the Licensee’s solicitors, acting reasonably, including, without limiting the generality of the foregoing, representations and warranties, all of which shall be made jointly and severally by the Licensor, relating to the following:
•	the proper corporate organisation and capacity of PayFlex Systems;
•	PayFlex System’s title to, and the nature and quality of, the Licences, including the absence of liens, mortgages, or any claims or interests whatsoever which are adverse to the anticipated unencumbered interest of the Licensee in the Licences and the Business; and
•	compliance with laws in the operation of the Business including, without limiting the generality of the foregoing, compliance with environmental laws.

All representations and warranties contained in the Licensing Agreement shall survive the Closing for a period of two (2) years.

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5.	PRINCIPALS
5.1.	The Licensor shall appoint such management as it deems fit to supervise and manage the business. At the Closing, Trevor shall act as CEO, President, Treasurer, and Secretary with Yap Kok remaining on as Director on the signing of this Letter of Intent. The Licensee shall prior to closing retain control of the Board of Directors, such that will be contracted to remain on the board until the conditions of the above stated article 3.1.2.2 have been fulfilled, and in accordance with the Licensee’s constating documents and all applicable laws and the Board of Directors. The Licensee shall have the right to waive its right to control the Board of Directors prior to meeting the conditions of the above stated article 3.1.2.2.
6.	DUE DILIGENCE
6.1.	Following execution of this agreement in principle, the Licensor shall provide the Licensee and its agents reasonable access during normal business hours to the Licenses and reports of the Business in order to allow the Licensee to conduct due diligence review of the same, and shall fully disclose, explain all information that is, or could become, material to the Business.
7.	CONSENTS
7.1.	Upon execution of the Licensing Agreement, the Licensor and the Licensee shall each use their best efforts to obtain all necessary third party consents and approvals to the transfer of the Licences and the closing of the transactions contemplated by the Licensing Agreement.
8.	CONDITIONS
8.1.	The completion of the transactions contemplated hereby will be subject to satisfaction of each of the following conditions, each of which is for the sole benefit of the Licensee:
8.1.1.	The Licensee shall have completed its due diligence review of the Business and the Licenses to its satisfaction and with results satisfactory to the Licensee and the parties shall have entered into the Licensing Agreement on or before December 1, 2014, or such other date agreed to between the parties hereto;
8.1.2.	There shall have been no material adverse change in the financial position or condition or prospects of the Business or the Licenses between the date hereof and the Closing;
8.1.3.	All material third party consents shall have been received in form and substance acceptable to the Licensee, acting reasonably; and
8.1.4.	All reasonable and normal (i.e. which are normal or typical for the practice of law in the United States) conditions of Closing set out in the Licensing Agreement shall have been waived or fulfilled by the Licensee, including all representations and warranties, contained in the Licensing Agreement being true and correct, and all covenants of the Licensor being fulfilled, as of the Closing Date.
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9.	STANDSTILL
9.1.	The Licensor acknowledge that the Licensee will spend considerable time and money in conducting its due diligence reviews relating to the Licences and in preparing the Licensing Agreement, and in consideration of this the Licensor agree, jointly and severally, that from the date hereof until the Closing Date (or such earlier date as the Licensee may advise the Licensor that it does not wish to proceed with the transaction herein contemplated) the Licensor shall:
9.1.1.	not solicit offers from, or negotiate with, any other party with respect to the sale of all or any part of the Licences or the Business ; and
9.1.2.	carry on the business of the Licensor in the ordinary course and preserve and maintain the value of the Licences and the Business.
9.2.	The parties agree not to disclose the terms of the proposed licence of the Business or the fact that they are negotiating the same to any person or persons, except such of their respective directors, officers, employees and professional consultants as are necessary to negotiate and complete the same, until mutually agreed. No party shall make any announcement or other disclosure of this letter of intent or of the transaction contemplated hereby without the prior approval of the other party as to the timing and content of any such release or disclosure.
9.3.	Each of the parties will pay its own costs, fees and expenses incurred in connection with the preparation of this letter of intent and the Licensing Agreement, and the completion of the transactions contemplated hereby and thereby.
9.4.	This letter of intent shall be construed in accordance with the laws of the state of Nevada applicable therein, and any disputes in relation to this letter of intent shall be heard in the state of Nevada courts, and each party hereto irrevocably and unconditionally attorns to the exclusive jurisdiction of the state of Nevada courts. The Licensing Agreement shall be governed by and construed in accordance with the laws of Nevada, and the federal laws of the United States applicable therein.

This letter merely evidences the intention of the parties hereto and is not intended to be legally binding. The proposed action contemplated herein may be terminated by any of the parties at any time prior to the execution of the definitive license, which shall be controlling thereafter, and each of the parties agrees to hold the others harmless for any attorney's fees, accountant's fees, expenses or other damages which may be incurred by failure to consummate the contemplated license.

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If the foregoing terms of this letter of intent accurately reflect your understanding of our negotiations and agreement in principle as at the date hereof, please acknowledge your agreement in the space indicated below.

Yours very truly,

LANS HOLDINGS INC.

Per: /s/Yap Kok

Yap Kok – CEO / Director

The foregoing terms and conditions of this letter of intent are hereby acknowledged and agreed to this 17th day of November, 2014.

PAYFLEX SYSTEMS

Per: /s/ Trevor Allen
Trevor Allen - Witness

S E A L

In their personal capacity:

/s/ Trevor Allen
Trevor Allen

/s/ Witness

Witness

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 APPENDIX A

Licence Price

Cash

(US)$150,000 for the Worldwide License rights to be paid within 90 days after Closing;

(US)$200,000 for working capital of the Company to be paid within 90 days after Closing;

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